                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We consent to the inclusion in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles of our report dated February 18, 1999 and April 23, 1999 on our audits of the financial statements of The Broadcast Group, Inc. as of December 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                            KLEIMAN, CARNEY & GREENBAUM

Farmington Hills, Michigan

May 5, 1999